As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDEAYA Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4268251
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5000 Shoreline Court, Suite 300	94080
South San Francisco, California (Address of Principal Executive Offices)	(Zip Code)

IDEAYA Biosciences, Inc. 2023 Employment

Inducement Award Plan

(Full Title of the Plan)

Yujiro Hata

President and Chief Executive Officer

IDEAYA Biosciences, Inc.

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

(650) 443-6209

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

John C. Williams, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, IDEAYA Biosciences, Inc. is sometimes referred to as “Registrant.”

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed with the Commission for the purpose of registering an additional 2,000,000 shares of common stock, par value $0.0001 per share (“common stock”) of the Registrant issuable under the IDEAYA Biosciences, Inc. 2023 Employment Inducement Award Plan, as amended (the “Inducement Plan”) pursuant to which the Registrant had previously reserved 2,000,000 shares of common stock. Shares available for issuance under the Inducement Plan were previously registered on registration statements on Form S-8 filed with the Commission on March 7, 2023 (File No. 333-270334) and August 6, 2024 (File No. 333-281301) (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those for which the Prior Registration Statements relate. The Inducement Plan was adopted and amended by the Registrant’s board of directors without stockholder approval pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein, except for Item 8, which is being updated by this Registration Statement.

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Commission on February 18, 2025;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the Commission on May 6, 2025 and August 5, 2025, respectively;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 10, 2025, April 2, 2025, June 24, 2025 and June 27, 2025;

(d)

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2025; and

(e)

the description of the Registrant’s common stock contained in the Registrant’s “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 and any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit		Incorporated by Reference			Filed Herewith
Number	Exhibit Description	Form	Date	Number
4.1	Amended and Restated Certificate of Incorporation.	8-K	5-28-19	3.1
4.2	Amended and Restated Bylaws.	8-K	5-28-19	3.2
4.3	Form of Common Stock Certificate.	S-1/A	5-13-19	4.2
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of Independent Registered Public Accounting Firm.				X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney (included on signature page).				X
99.1(a)#	2023 Employment Inducement Award Plan.	S-8	3-7-2023	99.3(a)
99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2023 Employment Inducement Award Plan.	S-8	3-7-2023	99.3(b)
99.1(c)#	Amendment, effective as of June 25, 2024, to the 2023 Employment Inducement Award Plan.	S-8	8-6-2024	99.1(c)
99.1(d)#	Amendment, effective as of May 21, 2025, to the 2023 Employment Inducement Award Plan.	10-Q	8-5-2025	10.3
107.1	Filing Fee Table.				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on this 5th day of August, 2025.

IDEAYA Biosciences, Inc.

By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yujiro Hata and Joshua Bleharski, Ph.D., and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yujiro Hata Yujiro Hata	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2025
/s/ Joshua Bleharski, Ph.D. Joshua Bleharski, Ph.D.	Chief Financial Officer (Principal Financial Officer)	August 5, 2025
/s/ Terry Rosen, Ph.D. Terry Rosen, Ph.D.	Chairman of the Board of Directors	August 5, 2025
/s/ Garret Hampton, Ph.D. Garret Hampton, Ph.D.	Director	August 5, 2025
/s/ Catherine Mackey, Ph.D. Catherine Mackey, Ph.D.	Director	August 5, 2025
/s/ Scott Morrison Scott Morrison	Director	August 5, 2025
/s/ Jeffrey Stein, Ph.D.	Director	August 5, 2025
Jeffrey Stein, Ph.D.
/s/ Wendy Yarno Wendy Yarno	Director	August 5, 2025